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                                                                    Exhibit 2.14

             AMENDED AND RESTATED AGREEMENT AND PLAN OF DISTRIBUTION

      THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF DISTRIBUTION (the "Agreement") dated as of March 13, 2001 by and between Internet Law Library, Inc., a Delaware corporation formerly known as Planet Resources, Inc. ("ILL") and Planet Resources, Inc., a Delaware corporation formerly known as New Planet Resources, Inc. ("Planet").

                                   WITNESSETH:

      WHEREAS, ILL, National Law Library, Inc., a Texas corporation ("National") and the shareholders of National have previously entered into an Agreement and Plan of Reorganization dated March 25, 1999 (the "Reorganization Agreement"), providing for the acquisition of all of the outstanding shares of capital stock of National by ILL (the "Acquisition");

      WHEREAS, effective as of March 25, 1999, ILL and Planet entered into that certain Agreement and Plan of Distribution (the "Original Distribution Agreement") pursuant to the terms of which, upon the consummation of the transactions contemplated by the Reorganization Agreement and in furtherance thereof, ILL agreed to transfer to Planet all of its right, title and interest in and to the Mineral Properties (as hereinafter defined) in exchange for the issuance and distribution by Planet of the Distribution Shares (as hereinafter defined);

      WHEREAS, the transactions contemplated by the Original Distribution Agreement have never been consummated; and

      WHEREAS, in order more fully to define their rights and responsibilities pursuant to the Original Distribution Agreement, and to consummate the transactions contemplated thereby on an accelerated basis in view of the passage of time since the date of execution thereof, ILL and Planet desire to enter into this Agreement, which shall supplant the Original Distribution Agreement in its entirety, for the express purposes of providing for the conveyance of the Mineral Properties and the Distribution of the Distribution Shares, as such terms are hereinafter defined, on an expedited basis following the date of execution of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, ILL and Planet hereby agree as follows:

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                                   ARTICLE I
                                   DEFINITIONS

      Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            Action: shall mean any action, suit, claim, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

            Agreement: This Amended and Restated Agreement and Plan of Distribution, as amended or supplemented from time to time.

            Affiliate: an Affiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            CERCLA: shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the same may be amended from time to time.

            Commission: shall mean the Securities and Exchange Commission.

            Distribution: shall mean the distribution by Planet of the Distribution Shares, as contemplated by Article IV of this Agreement.

            Distribution Date: The date or dates selected by Planet to distribute the Distribution Shares, which shall occur not later than the first business day after the Effective Date, as the date on which the Distribution shall be effected.

            Distribution Record Date: shall mean such date as may hereafter be determined by ILL's Board of Directors as the record date for determining the stockholders of ILL entitled to receive the Distribution Shares.

            Distribution Shares: shall mean the shares of Common Stock, par value $.001 per share, of Planet, together with certain options to purchase such shares of Planet Common Stock, to be issued and distributed by Planet as contemplated by this Agreement.

            Environmental Laws and Orders: shall mean, collectively, all laws and orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about the real estate associated with the Mineral Properties, including, without limitation, RCRA, CERCLA and all other laws and orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or


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      industrial, hazardous or toxic materials or wastes into the environment
      (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous, toxic materials or wastes.

            Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

            Effective Date: The date on which the Distribution contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

            Effective Time: The time on the Effective Date when the Distribution of the Distribution Shares contemplated by this Agreement is authorized to commence pursuant to the Securities Act.

            Indemnifiable Losses: shall mean any and all losses, liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys' fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions and which are incurred by any Indemnitee (as hereinafter defined).

            Mineral Properties: shall mean the mineral estate described on
      Schedule I to this Agreement.

            NASD: shall mean the National Association of Securities Dealers,
      Inc.

            Person: shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.

            Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the distribution of any portion of the Distribution Shares covered by such Registration Statement and by all other amendments and supplements to the Prospectus, including post-effective amendments and all documents incorporated by reference in such prospectus. If the prospectus filed pursuant to Rule 424(b) or Rule 424(c) of the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to such Rule.

            RCRA shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

            Registration Statement: Any registration statement of Planet which covers any of the Distribution Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-


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      effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

            Rules and Regulations: The rules and regulations of the Commission.

            Securities Act: shall mean the Securities Act of 1933, as amended from time to time.

            Transfer Agent: shall mean Atlas Stock Transfer Corporation, and its successors and assigns.

            Section 1.2 References; Interpretation. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

                                   ARTICLE II
                                CERTAIN COVENANTS

      Section 2.1 Directors and Officers of Planet. On the Distribution Date, the parties hereto shall use their best efforts to cause: (i) the election to the Board of Directors of Planet of the individuals to be identified in the Prospectus as directors of Planet, effective upon the Effective Date, and (ii) the directors of Planet to elect as officers of Planet the individuals to be identified in the Prospectus as the officers of Planet, effective upon the Effective Date.

      Section 2.2 Conveyance of Mineral Properties; Assumption of Liabilities. In consideration of the Distribution by Planet of the Distribution Shares, ILL hereby agrees to transfer, convey, assign and deliver to Planet and to the successors and assigns of Planet, effective as of the Distribution Date, all of the right, title and interest of ILL in and to the Mineral Properties. Planet hereby unconditionally agrees, effective as of the Distribution Date, to assume, pay, perform and discharge any and all liabilities associated with the Mineral Properties, including, without limitation, all liabilities arising under the Environmental Laws and Orders.

      Section 2.3 NASD Qualification. Planet shall use its best efforts to qualify the Distribution Shares for quotation on the Electronic Bulletin Board operated by the NASD.

      Section 2.4 Best Efforts Undertaking of Planet. Planet hereby expressly covenants and agrees to use its best efforts to effect the Distribution of the Distribution Shares on an expedited basis following the execution of this Agreement.

                                  ARTICLE III
                                 INDEMNIFICATION

            Section 3.1 Indemnification by Planet. From and after the Distribution Date, except as otherwise specifically set forth in any provision of this Agreement, Planet shall indemnify, defend and hold harmless ILL, its successors and permitted assigns and its directors, officers, stockholders, employees, representatives, Affiliates, agents and


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      associates (collectively hereinafter, the "Indemnitees") from and against any and all Indemnifiable Losses of any of the Indemnitees related in any way to or otherwise arising in connection with: (a) the ownership or operation of the Mineral Properties by Planet; (b) the violation of any Environmental Laws and Orders in connection with the ownership or operation of the Mineral Properties by Planet; (c) the breach by Planet at any time of any representation, warranty, covenant or agreement of Planet provided in this Agreement; and (d) any claims relating to the Prospectus or the Registration Statement.

      Section 3.2 Procedures for Indemnification.

            (a) If a claim or demand is made against an Indemnitee by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify Planet in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent to which Planet shall have been actually prejudiced as a result of such failure (except that Planet shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to Planet promptly (and in any event within 20 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

            (b) If a Third Party Claim is made against an Indemnitee, Planet shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by Planet; provided that such counsel is not reasonably objected to by the Indemnitee. Should Planet so elect to assume the defense of a Third Party Claim, Planet shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If Planet assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Planet, it being understood that Planet shall control such defense. Planet shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which Planet has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and Planet or that there are defenses available to the Indemnitee that are not available to Planet, the effect of which shall be to make it impractical for the Indemnitee and Planet to be jointly represented by the same counsel, in which case Planet shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions. If Planet so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with Planet in the defense or prosecution thereof.


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

            (c) If Planet acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without Planet's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of Planet if the Indemnitee releases Planet from its indemnification obligations hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect Planet. If Planet acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that Planet may recommend that by its terms (i) obligates Planet to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that Planet's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of Planet in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).

            (d) Notwithstanding the foregoing, Planet shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, Planet shall be entitled to assume the defense of the portion relating to money damages.

      Section 3.3 Indemnification Payments. Any indemnification required by this
Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or the Indemnifiable Losses are incurred.

      Section 3.4 Survival of Indemnification Obligations. The obligations of Planet under this Article III shall survive indefinitely the execution and delivery of this Agreement.

                                   ARTICLE IV
                                THE DISTRIBUTION

      Section 4.1 Issuance And Distribution of the Distribution Shares.

            (a) In exchange for the conveyance and transfer by ILL to Planet of the Mineral Properties, Planet shall, on or prior to the Distribution Date, issue the Distribution Shares in such number as shall be required to effect the Distribution contemplated by this Agreement. In connection therewith, ILL shall deliver to Planet for


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      cancellation any share certificates currently held by ILL representing shares of Planet Common Stock.

            (b) Planet shall deliver to the Transfer Agent on or prior to the Distribution Date the share certificates representing the Distribution Shares and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such Distribution Shares to holders of record of shares of capital stock of ILL on the Distribution Record Date as further contemplated by the Prospectus and this Agreement. Planet shall provide all share certificates that the Transfer Agent shall require in order to effect the Distribution.

            (c) Planet hereby represents and warrants that at the Distribution Date, the representations and warranties of Planet herein contained and the statements contained in all certificates theretofore or simultaneously delivered by Planet to ILL pursuant to this Agreement, shall in all respects be true and correct.

            (d) Planet shall give irrevocable instructions to the Transfer Agent to deliver to ILL (at Planet's expense) for a period of three years from the Distribution Date, daily advice sheets showing any transfers of Distribution Shares and from time to time during such period a complete stockholders' list will be furnished by Planet when requested by ILL.

      Section 4.2 Conditions to the Distribution. Planet's obligation to effect the Distribution hereunder shall be subject to the accuracy as of the date hereof and as of the Distribution Date, of the representations and warranties on the part of Planet herein contained, to the performance by Planet of all its agreements herein contained, to the fulfillment of or compliance by Planet with all covenants and conditions hereof, and to the following additional conditions:

            (a) On or prior to each Distribution Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to ILL shall have reasonably objected, in writing.

            (b) On or prior to the first Distribution Date, the Distribution Shares shall have (i) been authorized for quotation on the NASD Automated Quotation System (NASDAQ) or the Electronic Bulletin Board and at least one NASD member firm shall have agreed to make a market in the Distribution Shares, or (ii) been approved for listing on a regional, national or international exchange.

            (c) Between the date hereof and each Distribution Date, Planet shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause,


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      of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

            (d) Between the date hereof and each Distribution Date there shall be no material litigation instituted or to the knowledge of Planet threatened against Planet and there shall be no proceeding instituted or to the knowledge of Planet threatened against Planet before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of Planet.

            (e) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to each Distribution Date, (i) Planet shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the initial filing of the Registration Statement and (ii) except in the ordinary course of its business, Planet shall not have incurred any liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. On each Distribution Date, the capital stock and surplus accounts of Planet shall be substantially as great as at its last financial report without considering the proceeds from the Distribution of the Distribution Shares.

            (f) The authorization of the Distribution Shares, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all material respects to counsel to ILL.

            (g) Counsel to Planet shall have furnished to ILL its opinion, dated the first Distribution Date, addressed to ILL, or its counsel to the effect that:

                  (i) Planet has been duly incorporated and is a validly
            existing corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus, and has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus; Planet is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified, except where the failure to do so would not have a material adverse effect on the business, properties or operations of Planet.

                  (ii) The Distribution Shares and the outstanding capital stock of Planet conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding capital stock of Planet has been duly and validly issued and is fully-paid and non-assessable and is not subject to any pre-emptive rights or any other rights of third Persons; the Distribution Shares have been duly


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            and validly authorized are duly and validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights or any other rights of third Persons.

                  (iii) No consents, approvals, authorizations or orders of any governmental authorities are necessary for the valid Distribution of the Distribution Shares hereunder, except such as may be required under the Securities Act or state securities laws.

                  (iv) The Registration Statement has become effective under the
            Securities Act and, to the best knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and nothing has come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed, and such counsel does not know of any legal or governmental proceedings pending or threatened to which Planet is a party, or in which property of Planet is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

                  (v) Based upon Planet's representations, Planet (a) owns the real and personal properties shown in the Prospectus as being owned by it by good and marketable title, free and clear of all liens, encumbrances and equities of record, except for those expressly referred to in the Prospectus, and except for those which do not in the reasonable opinion of such counsel materially affect the use or value of such assets, and except for the lien of current taxes not due, or (b) holds by valid lease its properties as shown in the Prospectus, and to the best knowledge of such counsel is not in violation of any applicable laws, ordinances and regulations applicable thereto.

                  (vi) The Agreement has been duly authorized and executed by
            Planet and is a valid and binding agreement of Planet, enforceable against Planet in accordance with its terms, except that no opinion need be given regarding rights of indemnification under the Agreement and enforceability under laws affecting creditors' rights.


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                  (vii) To the best knowledge of such counsel, the
            representations and warranties of Planet contained in the Agreement are true and correct.

Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as ILL shall reasonably request.

      At any Distribution Date, subsequent to the first Distribution Date, Planet shall have furnished to ILL the opinion of such counsel, dated such Distribution Date and confirming in all respects, as of such Distribution Date, the opinion given by such counsel on the first Distribution Date pursuant to this Section 4.2 (h).

            (h) Planet shall have furnished to ILL a certificate of the President and the Treasurer of Planet, dated as of the first Distribution Date, to the effect that:

                  (i) The representations and warranties of Planet in this
            Agreement are true and correct at and as of such Distribution Date, and Planet has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first Distribution Date;

                  (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission;

                  (iii) The respective signers have each carefully examined the
            Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge, the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                  (iv) Except as set forth in the Registration Statement and
            Prospectus since the respective dates as of which or periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any materially adverse change, financial or otherwise, in the affairs or condition of Planet and (B) Planet has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

At any Distribution Date, subsequent to the first Distribution Date, Planet shall have furnished to ILL a letter from the President and Treasurer of Planet, confirming in all respects, as of such Distribution Date, the opinions given by such President and Treasurer on the first Distribution Date pursuant to this
Section 4.2(i).


                                    Page 10
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            (i) Planet shall have furnished to ILL at or prior to the
      Distribution Date, such other certificates, additional to those specifically mentioned herein, as ILL may have reasonably requested as to:
      (i) the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto;
      (ii) the accuracy of the representations and warranties of Planet herein;
      (iii) the performance by Planet of its obligations hereunder; or (iv) the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to the Distribution Date.

All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to ILL, whose approval shall not be unreasonably withheld. ILL reserves the right to waive any of the conditions herein set forth.

                                   ARTICLE V
                          REGISTRATION OF PLANET SHARES

      Section 5.1 Registration Procedures. Planet shall use its best efforts to effect such registrations to permit the Distribution of the Distribution Shares in accordance with the terms of this Agreement, and pursuant thereto Planet will as expeditiously as possible:

            (a) Prepare and file with the Commission, as soon as practicable, a Registration Statement or Registration Statements relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the Distribution of the Distribution Shares in accordance with the terms of this Agreement, and shall include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, Planet will furnish to ILL copies of all such documents proposed to be filed, and Planet will not file any registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which ILL shall reasonably object;

            (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Distribution Shares covered by such Registration Statement have been distributed; and cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act;

            (c) Notify ILL promptly, and (if requested by ILL) confirm such advice in writing (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the


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      Prospectus or for additional information, (iii) of the issuance by the
      Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Planet of any notification with respect to the suspension of the qualification of the Distribution Shares for distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

            (d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

            (e) If requested by ILL, promptly incorporate in a Prospectus supplement or post-effective amendment such information as ILL requests to be included therein relating to the Distribution of the Distribution Shares and make all required filings of such Prospectus supplement or post-effective amendment;

            (f) Furnish to ILL, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

            (g) Deliver to ILL without charge as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as ILL may reasonably request;

            (h) Prior to any public offering of Distribution Shares, register or qualify or cooperate with ILL and its counsel in connection with the registration or qualification of such Distribution Shares covered by the Registration Statement; provided, however, that Planet will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

            (i) Effect the timely preparation and delivery of certificates representing Distribution Shares to be distributed, which certificates shall not bear any restrictive legends; and enable such Distribution Shares to be in such denominations and registered in such names as ILL may request at least two business days prior to any distribution of Distribution Shares to the stockholders of ILL;

            (j) Use its best efforts to cause the Distribution Shares covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the consummation of the Distribution of such Distribution Shares;

            (k) Upon the occurrence of any event contemplated by subparagraph 5.1(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the stockholders of ILL, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (l) Use its best efforts to cause all Distribution Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by Planet are then listed if requested by ILL or, if not listed, to become listed or qualified for quotation on the NASDAQ Stock Market or the Electronic Bulletin Board;

            (m) Provide a CUSIP number for all Distribution Shares, not later than the effective date of the applicable Registration Statement;

            (n) Make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Distribution Shares are distributed.

      ILL may require Planet to furnish to ILL such information regarding the Distribution of the Distribution Shares as ILL may from time to time reasonably request in writing.

      Section 5.2 Registration Expenses; Certain Related Expenses. All expenses incident to Planet's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to filings require to made with the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky registrations or qualifications of the Distribution Shares and determination of their eligibility for investment under the laws of such jurisdictions as ILL may reasonably designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for Planet and of all independent certified public accountants of Planet, securities acts liability insurance if Planet so desires and fees and expenses of other Persons retained by Planet (all such expenses being herein called "Registration Expenses") will be borne by Planet, regardless of whether the Registration Statement becomes effective, except as otherwise required by applicable laws. Planet will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting expenses incurred in connection with the listing of the securities to be registered on any securities exchange or qualified for quotation by the NASDAQ Stock Market on the Electronic Bulletin Board and the fees and expenses of any Person, including special experts, retained by Planet.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF PLANET

      Section 6.1 Organization and Qualification. Planet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite authority and power (corporate and other), licenses, authorizations, consents and approvals to carry on its business, to own, hold and operate its properties and assets and to enter into this Agreement. Planet is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, make such qualification necessary and the absence of such qualification would, individually or in the aggregate, have a material adverse effect on the business or financial condition of Planet. True and complete copies of the Certificate of Incorporation, the Bylaws and the minute books of Planet have previously been delivered or made available to ILL.

      Section 6.2 Authorization and Validity of this Agreement. The execution, delivery and performance by Planet of this Agreement are within Planet's corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board of Directors or stockholders of Planet any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, do not and will not violate or contravene (i) any provision of law; (ii) any rule or regulation of any agency or government, domestic or foreign; (iii) any order, writ, judgment, injunction, decree, determination or award; or (iv) any provision of the Certificate of Incorporation or the Bylaws of Planet, do not and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by (or give any party any right to terminate or accelerate upon notice or lapse of time or both), any indenture, license, franchise, loan or credit agreement, note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which Planet is a party, or by which Planet or any of its properties, assets or rights is bound or affected, do not and will not result in the creation or imposition of any lien or other security interest and do not and will not require the consent, approval or authorization of any other party to any agreements, licenses, leases, permits, franchises, rights and other obligations of Planet.

      Section 6.3 Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Planet and is enforceable against Planet in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

      Section 6.4 Capitalization of the Company. The authorized capital stock of Planet, as of the date of this Agreement, consists of 25,000,000 shares of Common Stock, par value $.001 per share, of which 2,000,000 will be issued and outstanding upon completion of the Distribution and 1,000,000 shares of Preferred Stock, par value $.001 per share, of which none are issued and outstanding. There are no warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of Planet, or notes, securities or other instruments convertible into or exchangeable for capital stock of Planet, nor any agreements or understandings with respect to the issuance thereof except options to purchase 405,000 shares of Common Stock at a price of $.15 per share and options to purchase 50,000 shares of Common Stock at a price of $.40 per share.

      Section 6.5 Duly Issued. Upon issuance by Planet of the Distribution Shares, such shares will be validly issued, fully paid and non-assessable, and will vest in their holders legal and valid title to the Distribution Shares, free and clear of all liens, security interests, restrictions, options, proxies, voting trusts or other encumbrances.

      Section 6.6 Representations Not Waived. The representations and warranties of Planet contained herein will not be affected or deemed waived by reason of any investigation made by or on behalf of ILL and/or its representatives or agents or by reason of the fact that ILL and/or its representatives or agents knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

      Section 6.7 Disclosure. No representation or warranty of Planet contained in this Agreement and no information appearing in any writing furnished by Planet to ILL pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.


                                  ARTICLE VII
                               DISPUTE RESOLUTION

      Section 7.1 Disputes. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period of no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to any other party hereto that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

      Section 7.2 Arbitration in Accordance with American Arbitration Association Rules. All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

      Section 7.3 Final and Binding Awards. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

      Section 7.4 Costs of Arbitration. In the award, the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

      Section 7.5 Settlement by Mutual Agreement. Nothing contained in this
Article VII shall prevent the parties hereto from settling any Agreement Dispute by mutual agreement at any time.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      Section 8.1 No Inconsistent Agreements. Planet will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event Planet has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to ILL hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Planet's securities under any such agreements.

      Section 8.2 Survival of Obligations. The obligations of the parties under Articles VII and VIII of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by Planet, by ILL, upon the expiration of this Agreement or otherwise).

      Section 8.3 Severability. In case any one or more of the provisions or part of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, Planet and ILL each intend that the covenants contained in Articles IV and V of this Agreement shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

      Section 8.4 Entire Agreement, Amendment. This Agreement contains the entire agreement between Planet and ILL with respect to the subject matter hereof and supplants in its entirety the Original Distribution Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

      Section 8.5 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

To Planet:                                   To ILL:

Planet Resources, Inc.                       Internet Law Library, Inc.
1415 Louisiana, Suite 3100                   4301 Windfern, Suite 200
Houston, Texas 77002                         Houston, Texas 77041
Attn: A. W. Dugan, President                 Attn: Hunter M. A. Carr, President

With an additional copy by like              With an additional copy by like
means to:                                    means to:

Sonfield & Sonfield                          Internet Law Library, Inc.
770 South Post Oak Lane                      4301 Windfern, Suite 200
Houston, Texas 77056                         Houston, Texas 77041
Attn: Robert L. Sonfield, Jr., Esq.          Attn: Jonathan C. Gilchrist, Esq.

      and/or to such other persons and addresses as any party shall have specified in writing to the other.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

      Section 8.6 Assignability. This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

      Section 8.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

      Section 8.8 Waiver and Further Agreement. Any waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

      Section 8.9 Headings of No Effect. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            [The remainder of this page is intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first above written.

                                        INTERNET LAW LIBRARY, INC.,
                                        a Delaware corporation formerly known as Planet Resources, Inc.


                                        By:_______________________________
                                            Hunter M. A. Carr
                                            President


                                        PLANET RESOURCES, INC.,
                                        a Delaware corporation formerly known as New Planet Resources, Inc.


                                        By:_______________________________
                                            A. W. Dugan
                                            President

                                   SCHEDULE I
                                       to
                       AGREEMENT AND PLAN OF DISTRIBUTION

                        DESCRIPTION OF MINERAL PROPERTIES

      Subsurface mineral rights on approximately 190 acres of land located in the City of Mullan, Idaho. The mineral properties consist of a mining lease with the City of Mullan and subsurface mineral rights that Allied acquired from property owners in Mullan, Idaho, in exchange for stock in Allied Silver. The lease with the City of Mullan is for 25 years from May 7, 1981. The lease grants the Lessee the option to renew the lease for 25 years from expiration of the original term. The property leased from the City of Mullan consists of approximately two hundred acres and involves property to the north and south of the Osburn Fault. The City of Mullan, as Lessor, is entitled to receive 20% of any and all royalty payments, advance or otherwise, or other consideration, which may be paid by any third parties to the Lessee as a result of mining activities north of the Osburn Fault. The same is true for activities south of the Osburn Fault, but the payment shall be 15%, rather than 20%.

      The mineral interests owned by the predecessor company, Allied Silver, constitutes fee simple interest to the subsurface mineral rights previously held by property owners within the City of Mullan. Those property owners conveyed, by deed, their subsurface mineral rights to Allied Silver in exchange for stock in Allied Silver. These subsurface mineral rights are held as fee simple absolute. The precise acreage for all of the subsurface mineral rights has not been calculated, but the property from which these subsurface mineral rights were severed was all located within the boundaries of the City of Mullan. Therefore, to the extent there was private property within the City of Mullan, those property owners conveyed the subsurface mineral rights to Allied Silver. To the extent there was any property owned by the City of Mullan, including public right-of-ways like streets, alleys and parks, the City leased its mineral rights to the subsurface to Allied Silver.